Exhibit 14.1

                      WINCHESTER INTERNATIONAL RESORTS INC.
                               (the "Corporation")

                       CODE OF ETHICS AND BUSINESS CONDUCT
         FOR DIRECTORS, SENIOR OFFICERS AND EMPLOYEES OF THE CORPORATION
                                  (the "Code")

This Code applies to the Chief Executive Officer, President, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions (collectively, the "Senior Officers") along with all directors and employees within the Corporation (the Senior Officers, directors and employees are hereinafter collectively referred to as the "Employees"). This Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all Employees of the Corporation. All Employees should conduct themselves accordingly and seek to avoid the appearance of improper behaviour in any way relating to the Corporation.

Any Employee who has any questions about the Code should consult with the Chief Executive Officer, the President, the Corporation's board of directors (the "Board") or the Corporation's audit committee (the "Audit Committee").

The Corporation has adopted the Code for the purpose of promoting:

     * honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     * full, fair, accurate, timely and understandable disclosure in all reports and documents that the Corporation files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Corporation that are within the Senior Officer's area of responsibility;

     *    compliance with applicable governmental laws, rules and regulations;

     *    the prompt internal reporting of violations of the Code; and

     *    accountability for adherence to the Code.

HONEST AND ETHICAL CONDUCT

Each Senior Officer and member of the Board owes a duty to the Corporation to act with integrity. Integrity requires, among other things, being honest and candid. Employees must adhere to a high standard of business ethics and are expected to make decisions and take actions based on the best interests of the Corporation, as a whole, and not based on personal relationships or benefits. Generally, a "conflict of interest" occurs when an Employee's personal interests is, or appears to be, inconsistent with, interferes with or is opposed to the best interests of the Corporation or gives the appearance of impropriety.
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                                      -2-


Business  decisions  and  actions  must  be made in the  best  interests  of the
Corporation and should not be influenced by personal considerations or relationships. Relationships with the Corporation's stakeholders - for example suppliers, competitors and customers - should not in any way affect an Employee's responsibility and accountability to the Corporation. Conflicts of interest can arise when an Employee or a member of his or her family receive improper gifts, entertainment or benefits as a result of his or her position in the Corporation.

Specifically, each Employee must:

     1. act with integrity, including being honest and candid while still maintaining the confidentiality of information when required or consistent with the Corporation's policies;

     2.   avoid violations of the Code,  including actual or apparent  conflicts
          of  interest  with  the  Corporation  in  personal  and   professional
          relationships;

     3. disclose to the Board or the Audit Committee any material transaction or relationship that could reasonably be expected to give rise to a breach of the Code, including actual or apparent conflicts of interest with the Corporation;

     4. obtain approval from the Board or Audit Committee before making any decisions or taking any action that could reasonably be expected to involve a conflict of interest or the appearance of a conflict of interest;

     5. observe both the form and spirit of laws and governmental rules and regulations, accounting standards and Corporation policies;

     6.   maintain  a  high  standard  of  accuracy  and   completeness  in  the
          Corporation's financial records;

     7. ensure full, fair, timely, accurate and understandable disclosure in the Corporation's periodic reports;

     8.   report any violations of the Code to the Board or Audit Committee;

     9. proactively promote ethical behaviour among peers in his or her work environment; and

     10. maintain the skills appropriate and necessary for the performance of his or her duties.

DISCLOSURE OF CORPORATION INFORMATION

As a result of the Corporation's status as a public company, it is required to file periodic and other reports with the SEC. The Corporation takes its public disclosure responsibility seriously to ensure that these reports furnish the marketplace with full, fair, accurate, timely and understandable disclosure regarding the financial and business condition of the Corporation. All disclosures contained in reports and documents filed with or submitted to the
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                                      -3-


SEC, or other government agencies, on behalf of the Corporation or contained in other public communications made by the Corporation must be complete and correct in all material respects and understandable to the intended recipient.

The Senior Officers, in relation to his or her area of responsibility, must be committed to providing timely, consistent and accurate information, in compliance with all legal and regulatory requirements. It is imperative that this disclosure be accomplished consistently during both good times and bad and that all parties in the marketplace have equal or similar access to this information.

All of the Corporation's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Corporation's transactions, and must conform both to applicable legal requirements and to the Corporation's system of internal controls. Unrecorded or "off the book" funds, assets or liabilities should not be maintained unless permitted by applicable law or regulation. Senior Officers involved in the preparation of the Corporation's financial statements must prepare those statements in accordance with generally accepted accounting principles, consistently applied, and any other applicable accounting standards and rules so that the financial statements materially, fairly and completely reflect the business transactions and financial statements and related condition of the Corporation. Further, it is important that financial statements and related disclosures be free of material errors.

Specifically, each Senior Officer must:

     1. familiarize himself or herself with the disclosure requirements generally applicable to the Corporation;

     2. not knowingly misrepresent, or cause others to misrepresent, facts about the Corporation to others, including the Corporation's independent auditors, governmental regulators, self-regulating organizations and other governmental officials;

     3. to the extent that he or she participates in the creation of the Corporation's books and records, promote the accuracy, fairness and timeliness of those records; and

     4. in relation to his or her area of responsibility, properly review and critically analyse proposed disclosure for accuracy and completeness.

CONFIDENTIAL INFORMATION

Employees must maintain the confidentiality of confidential information entrusted to them by the Corporation of its customers, suppliers, joint venture partners, or others with whom the Corporation is considering a business or other transaction except when disclosure is authorized by an executive officer or required or mandated by laws or regulations. Confidential information includes all non-public information that might be useful or helpful to competitors or harmful to the Corporation or its customers or suppliers, if disclosed. It also includes information that suppliers, customers and other parties have entrusted to the Corporation. The obligation to preserve confidential information continues even after employment ends.
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                                      -4-


Records containing personal data about employees or private information about customers and their employees are confidential. They are to be carefully safeguarded, kept current, relevant and accurate. They should be disclosed only to authorized personnel or as required by law.

All inquiries regarding the Corporation from non-employees, such as financial analysts and journalists, should be directed to the Board or the Audit Committee. The Corporation's policy is to cooperate with every reasonable request of government investigators for information. At the same time, the Corporation is entitled to all the safeguards provided by law for the benefit of persons under investigation or accused of wrongdoing, including legal representation. If a representative of any government or government agency seeks an interview or requests access to data or documents for the purposes of an investigation, the Employee should refer the representative to the Board or the Audit Committee. Employees also should preserve all materials, including documents and e-mails that might relate to any pending or reasonably possible investigation.

COMPLIANCE WITH LAWS

The Employees must respect and obey all applicable foreign, federal, state and local laws, rules and regulations applicable to the business and operations of the Corporation.

Employees who have access to, or knowledge of, material nonpublic information from or about the Corporation are prohibited from buying, selling or otherwise trading in the Corporation's stock or other securities. "Material nonpublic" information includes any information, positive or negative, that has not yet been made available or disclosed to the public and that might be of significance to an investor, as part of the total mix of information, in deciding whether to buy or sell stock or other securities.

Employees also are prohibited from giving "tips" on material nonpublic information, that is directly or indirectly disclosing such information to any other person, including family members, other relatives and friends, so that they may trade in the Corporation's stock or other securities.

Furthermore, if, during the course of an Employee's service with the Corporation, he or she acquires material nonpublic information about another company, such as one of our customers or suppliers, or you learn that the Corporation is planning a major transaction with another company (such as an acquisition), the Employee is restricted from trading in the securities of the other company.

REPORTING ACTUAL AND POTENTIAL VIOLATIONS OF THE CODE AND ACCOUNTABILITY FOR COMPLIANCE WITH THE CODE

The Corporation, through the Board or the Audit Committee, is responsible for applying this Code to specific situations in which questions may arise and has the authority to interpret this Code in any particular situation. This Code is not intended to provide a comprehensive guideline for Senior Officers in relation to their business activities with the Corporation. Any Employee may seek clarification on the application of this Code from the Board or the Audit Committee.
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                                      -5-


Each Employee must:

     1. notify the Corporation of any existing or potential violation of this Code, and failure to do so is itself a breach of the Code; and

     2. not retaliate, directly or indirectly, or encourage others to do so, against any Employee for reports, made in good faith, of any misconduct or violations of the Code solely because that Employee raised a legitimate ethical issue.

The Board or the Audit Committee will take all action it considers appropriate to investigate any breach of the Code reported to it. All Employees are required to cooperate fully with any such investigations and to provide truthful and accurate information. If the Board or the Audit Committee determines that a breach has occurred, it will take or authorize disciplinary or preventative action as it deems appropriate, after consultation with the Corporation's counsel if warranted, up to and including termination of employment. Where appropriate, the Corporation will not limit itself to disciplinary action but may pursue legal action against the offending Employee involved. In some cases, the Corporation may have a legal or ethical obligation to call violations to the attention of appropriate enforcement authorities.

Compliance with the Code may be monitored by audits performed by the Board, Audit Committee, the Corporation's counsel and/or by the Corporation's outside auditors. All Employees are required to cooperate fully with any such audits and to provide truthful and accurate information.

Any waiver of this Code for any Employee may be made only by the Board or the Audit Committee and will be promptly disclosed to stockholders and others, as required by applicable law. The Corporation must disclose changes to and waivers of the Code in accordance with applicable law.